Exhibit 10.1

Execution Version

amendment No. 3 to CREDIT, SECURITY AND GUARANTY AGREEMENT

This AMENDMENT NO. 3 TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of January 24, 2024, by and among RUBICON TECHNOLOGIES HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), RUBICON TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, RUBICON GLOBAL, LLC, a Delaware limited liability company, CLEANCO LLC, a New Jersey limited liability company, CHARTER WASTE MANAGEMENT, INC., a Delaware corporation, RIVERROAD WASTE SOLUTIONS, INC., a New Jersey corporation (each individually as a “Borrower”, and collectively as “Borrowers”), RUBICON TECHNOLOGIES, INC., a Delaware corporation (“Parent”), MidCap Funding IV Trust, a Delaware statutory trust, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender, constituting the Required Lenders.

RECITALS

A. Agent, Lenders, Borrowers and Parent have entered into that certain Credit, Security and Guaranty Agreement, dated as of June 7, 2023 (as previously amended, modified, supplemented and restated prior to the date hereof, the “Original Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B. Borrower Representative has requested, and Agent and the Lenders party hereto, which collectively constitute at least the Required Lenders, have agreed, to amend certain provisions of the Original Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrowers and Parent hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Original Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Original Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“Sponsor Guaranty” means that certain Sponsor Guaranty Agreement, dated as of the Third Amendment Effective Date, made by Rodina Capital, in favor of the Agent.

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“Sponsor Guaranty Termination Date” means, initially, March 15, 2024; provided that the Borrower Representative may, no later than five (5) Business Days prior to the then-current Sponsor Guaranty Termination Date, provide Agent with a written request via email to Agent for a one-month extension of such Sponsor Guaranty Termination Date, following which, the Sponsor Guaranty Termination Date shall be extended for a period of one month from the then-current Sponsor Guaranty Termination Date, so long as (x)(i) no Default or Event of Default has occurred and is continuing, or would result from such extension and (ii) Borrower Representative shall have delivered evidence satisfactory to Agent (in its sole discretion) that Liquidity is at least $16,000,000 as of the then-current Sponsor Guaranty Termination Date or (y) Agent, in its sole discretion, otherwise consents to such extension via email to Borrower Representative of the Sponsor Guaranty Termination Date; provided further that (x) no more than three (3) such extension requests shall be permitted, (y) in no event shall the Sponsor Guaranty Termination Date be extended beyond June 15, 2024 and (z) no extension requests shall be permitted following the occurrence of the Sponsor Guaranty Termination Date.

“Third Amendment Effective Date” means January 24, 2024.”

(b) The definition of “Borrowing Base” in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Borrowing Base” means the sum of:

(a) the product of (i) ninety percent (90.0%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts; plus

(b) the product of (i) fifty percent (50.0%) multiplied by (ii) the aggregate net amount at such time of the Eligible Unbilled Accounts (Without Invoice); plus

(c) the product of (i) eighty-five percent (85.0%) multiplied by (ii) the aggregate net amount at such time of the Eligible Unbilled Accounts (With Invoice); plus

(d) at any time as, and for so long as, the Affiliate Letter of Credit remains outstanding and in full force and effect, $15,000,000; plus

(e) at any time prior to the Sponsor Guaranty Termination Date, for so long as, the Sponsor Guaranty remains outstanding and in full force and effect, $5,000,000; minus

(f) the amount of the Dilution Reserve, the Availability Reserve and any other reserves and/or adjustments established from time to time by Agent in its Permitted Discretion.

provided that (x) the amount of the Borrowing Base attributable to Eligible Unbilled Accounts (Without Invoice) shall never exceed (1) for the period from the Second Amendment Effective Date through and including the Sponsor Guaranty Termination Date, the lesser of $25,000,000 and 30% of Revolving Loan Availability as of any date of determination and (2) at all other times, the lesser of $20,000,000 and 30% of Revolving Loan Availability as of any date of determination and (y) the amount of the Borrowing Base attributable to Eligible Unbilled Accounts, in the aggregate, shall never exceed an amount equal to $50,000,000.

provided further that Revolving Loans shall be deemed incurred in reliance upon clause (d) above until the Revolving Loan Availability applicable to such clause (d) is equal to $0.

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provided further that Borrower Representative may submit a written request (a “Letter of Credit Termination Request”) to Agent requesting Agent’s consent to terminate and/or cancel, as applicable, the Affiliate Letter of Credit and Agent shall, within five (5) Business Days of Agent’s receipt of such Letter of Credit Termination Request, (a) provide its consent or any other notice required to the financial institution that issued the Affiliate Letter of Credit to terminate or cancel the Affiliate Letter of Credit, in each case, to the extent required by the terms of the Affiliate Letter of Credit and (b) to the extent required by the terms (if any) of the Affiliate Letter of Credit to cancel or terminate the Affiliate Letter of Credit, return the original copy of the Affiliate Letter of Credit (and any amendments thereto) to the financial institution that issued the Affiliate Letter of Credit; provided that the Borrower Representative shall have delivered a certificate of a Responsible Officer to the Agent certifying that, at the time that the Affiliate Letter of Credit is terminated and immediately after giving effect to such termination (including the reduction of the Borrowing Base pursuant to clause (d) above to $0) (x) no Event of Default has occurred and will be continuing and (y) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit. Upon termination of the Affiliated Letter of Credit, for the avoidance of doubt, the Borrowing Base credit attributable to clause (d) above shall be automatically reduced to $0.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent under this Agreement, subject to the Dilution Reserve, the Availability Reserve and any other reserves and/or adjustments and adjustment as set forth in this Agreement.”

(c) The definition of “Financing Documents” in Section 1.1 of the Original Credit Agreement is hereby amended to add the words “ the Sponsor Guaranty,” after the words “the Security Documents”.

(d) Section 10.1(a) is hereby amended and restated in its entirety to read as follows:

“(a) (i) any Credit Party shall fail to pay (A) when due any principal or (B) within three (3) Business Days when due, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document, (ii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Section 2.11, Section 4.1,Section 4.2(b), Section 4.4(c), Section 4.6, Section 4.9, Section 4.11, Article 5, Article 6 or Section 7.4 of this Agreement, or (iii) there shall occur any default in the timely performance of the payment obligations of Rodina Capital described in Section 8(i) of the Sponsor Guaranty;”

3. Representations and Warranties; Reaffirmation of Security Interest. Borrower Representative hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to Borrowers as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Borrower Representative acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of the Borrowers, and are enforceable against Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

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4. Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its sole discretion:

(a) Borrowers and Parent shall have delivered to Agent (i) this Agreement and (ii) the Sponsor Guaranty, executed by an authorized officer of the Borrowers and Parent and, in the case of the Sponsor Guaranty, Rodina Capital;

(b) all representations and warranties of the Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(c) immediately prior to and after giving effect to this Amendment, no Default or Event of Default exists under any of the Financing Documents.

5. Costs and Fees.

(a) Borrowers agree to pay to the Agent an amendment fee in an amount equal to $75,000 (the “Amendment Fee”). The Amendment Fee shall be due and payable on the Third Amendment Effective Date and once paid, shall be non-refundable.

(b) Borrower Representative agrees to promptly pay, or reimburse upon demand for, all reasonable and documented out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable and documented fees, costs and expenses of counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement, to the extent required by Section 13.14 of the Credit Agreement.

6. [Reserved].

7. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8. Affirmation. Except as specifically amended pursuant to the terms hereof, Borrowers hereby acknowledge and agree that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Borrowers covenant and agree to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

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9. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b) Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 13.8(b) (Submission to Jurisdiction) and Section 13.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,
as Agent

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

[Signatures Continue on Following Page]

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LENDER:	MIDCAP FUNDING IV TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
		Name:	Maurice Amsellem
		Title:	Authorized Signatory

[Signatures Continue on Following Page]

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BORROWERS:	RUBICON TECHNOLOGIES HOLDINGS, LLC
RUBICON TECHNOLOGIES INTERNATIONAL, INC.
RUBICON GLOBAL, LLC
CLEANCO LLC
CHARTER WASTE MANAGEMENT, INC.
RIVERROAD WASTE SOLUTIONS, INC.

	By:	/s/ Kevin Schubert
	Name	Kevin Schubert
	Title:	Chief Financial Officer, President and Secretary

GUARANTORS:	RUBICON TECHNOLOGIES, INC.

	By:	/s/ Kevin Schubert
	Name	Kevin Schubert
	Title:	Chief Financial Officer, President and Secretary

[End of Signature Pages]

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